Exhibit 10.1.e

RESTRICTED STOCK AWARD NO.  ______

AGL RESOURCES INC.
2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Agreement between AGL Resources Inc. (the “Company”) and the Recipient sets forth the terms of the Restricted Stock awarded under the above-named Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Name of Recipient: ______________________________

Date of Award: ______________________________                                                                           Number of Restricted Shares:   _____________________

Restricted Shares: “Restricted Shares” means those shares of Common Stock that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated.  Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.  These restrictions shall apply to all shares of Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock of the Company.

Performance Measurement Period: [insert] through [insert]

Performance Measure: The performance measure for this Award relates to [insert], one of the performance measures enumerated in Section 5.2 of the Plan.

At the end of the Performance Measurement Period, the Restricted Shares will be eligible for vesting, provided, that, the Company’s [insert performance measure meets or exceeds [insert]], as certified by the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”).  The last sentence of Section 10.3 of the Plan shall not apply to the award evidenced by this Agreement.

Vesting:  At the end of the performance measurement period and upon certification of the level of performance by the Committee (the “Certification Date”), the Restricted Shares shall become vested and non-forfeitable as follows:

•	[insert] of the shares of Restricted Stock shall vest as of [insert].

Forfeiture; Termination of employment:   If the Committee does not certify the attainment of the performance measure set forth above for any reason, then the Restricted Shares shall be forfeited immediately.

In addition, if you terminate employment for any reason prior to the time that the Restricted Shares become vested and non-forfeitable, then all Restricted Shares will be forfeited as of the date of your termination of employment.

Change in Control: Notwithstanding the above, in the event of a Change in Control of the Company, Restricted Shares shall become vested and non-forfeitable pursuant to Section 10.2 of the Plan if (a) they are not assumed or substituted by the Surviving Entity, or (b) they are assumed or substituted by the Surviving Entity, but within two years following the Change in Control your employment is terminated without Cause or you resign for Good Reason.  Such vesting will be prorated on a daily basis based upon the length of time within the performance measurement period that has elapsed prior to the Change in Control or termination of employment (as applicable) and will be based upon an assumed achievement of all relevant performance goals.

Shareholder rights: You shall have all of the rights of a shareholder with respect to the Restricted Shares, other than dividend rights.

Transferability:  You may not transfer restricted shares still subject to restriction.

This Agreement is subject to the terms and conditions of the Plan.  You have received a copy of the Plan’s prospectus that includes a copy of the Plan.  By signing this Agreement, you agree to the terms of the Plan and this Agreement, which may be amended only upon a written agreement signed by the Company and you.

This ______ day of __________ ,  2___

AGL RESOURCES INC.                                                                                                RECIPIENT:

Melanie M. Platt, Senior Vice President                                                                                                _______________________________________________